UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

AVAX ONE TECHNOLOGY LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia	001-40578	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800-525 West 8th Avenue Vancouver, BC, Canada	V5Z1C6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 757-0952

 N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	AVX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed in the Current Report on Form 8-K filed by AVAX One Technology Ltd. (formerly known as AgriFORCE Growing Systems, Ltd.) (the “Company”) with the Securities and Exchange Commission on January 16, 2025, the Company entered into a Securities Purchase Agreement (“SPA”) with institutional investors (“Investors”) for an initial purchase of $7.7 million principal amount of debentures (“Debentures”) and accompanying warrants and up to an additional $42.3 million principal amount of Debentures and accompanying warrants.

On July 31, 2026 (the “Effective Date”), the Company entered into letter agreements (each, a “Repayment and Waiver Agreement”) with two of the Investors (the “Exiting Investors”) pursuant to which, in exchange for a waiver of a negative covenant of the Company in the Debentures held by the Exiting Investors and a release of any related claims against the Company in respect thereof, the Company agreed to (i) cancel the unfunded portion of each Exiting Investor’s principal under its Debenture and (ii) pay to each Exiting Investor an amount equal to (a) 110% of the outstanding funded principal of such Exiting Investor’s Debenture immediately prior to the Effective Date plus (b) all accrued interest on such Exiting Investor’s Debenture immediately prior to the Effective Date (collectively, the “Full Payoff Amount”). The Company delivered the applicable Full Payoff Amount to each Exiting Investor on August 3, 2026, and, as of such date, the Debentures previously held by each Exiting Investor were fully satisfied, discharged, cancelled and released.

On August 5, 2026, the Company entered into an agreement with one Investor (the “Remaining Investor” and the agreement with the Remaining Investor, the “Amendment”) pursuant to which, in exchange for a waiver of a negative covenant of the Company in the Debenture held by the Remaining Investor and a release of any related claims against the Company in respect thereof, the Company agreed to (i) increase the principal amount of the note from $7.7 million to $8.47 million (the “Principal”) and (ii) pay to the Remaining Investor an amount equal to (a) $1.05 million in partial repayment of the outstanding Principal (the “Repaid Principal”) plus (b) all accrued interest on the Repaid Principal (collectively, the “Partial Payoff Amount”). The Company expects to deliver the Partial Payoff Amount to the Remaining Investor on August 6, 2026, in partial satisfaction of the Company’s obligations to the Remaining Investor under its Debenture. In addition, the Amendment modifies negative covenants in the Remaining Investor’s Debenture concerning a “key person” provision” and concerning the amount of cash and Bitcoin the Company is required to have in its bank accounts or other custody from $100,000 to $3,500,000.

The foregoing descriptions of the Repayment and Waiver Agreements and the Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 is incorporated herein by reference.

Item 8.01 Other Information

On August 5, 2026, the Company issued a press release announcing the transactions described herein. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

10.1	Form of Repayment and Waiver Agreement, dated as of July 31, 2026
10.2	Form of Amendment, dated as of August 5, 2026
99.1	Press Release dated August 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 5, 2026

AVAX ONE TECHNOLOGY LTD.

By:	/s/ Peter Wylie Jr.
Peter Wylie Jr.
Interim Chief Executive Officer